 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Share Incentive Plan and Key Employee Share Incentive Plan (2011) of REE Automotive Ltd. of our report dated March 28, 2023, with respect to the consolidated financial statements of REE Automotive Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer
Tel Aviv, Israel	Kost, Forer, Gabbay & Kasierer
May 23, 2023	A Member of Ernst & Young Global